Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]


Check the appropriate box:
[_]    Preliminary proxy statement
[X]    Definitive proxy statement
[_]    Definitive additional materials
[_]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            PULASKI FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                            PULASKI FINANCIAL CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
               N/A
--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
               N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               N/A
--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
               N/A
--------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
               N/A
--------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
               N/A
--------------------------------------------------------------------------------
(3)  Filing party:
               N/A
--------------------------------------------------------------------------------
(4)  Date filed:
               N/A
--------------------------------------------------------------------------------

               [PULASKI FINANCIAL CORP. LETTERHEAD APPEARS HERE]


                               January 14, 1999



Dear Stockholder:

     You are cordially invited to attend the First Annual Meeting of Stockholders of Pulaski Financial Corp. ("Company"), the holding company for Pulaski Bank ("Bank"). The meeting will be held at the main office of the Bank, located at 12300 Olive Boulevard, St. Louis, Missouri, on Wednesday, February 17, 1999, at 2:30 p.m., Central Time.

     The Notice of First Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY CARD.

     We look forward to seeing you at the meeting.

                               Sincerely,

                               /s/ William A. Donius
                               ---------------------
                               William A. Donius
                               President and Chief Executive Officer

                            PULASKI FINANCIAL CORP.
                             12300 Olive Boulevard
                           St. Louis, Missouri 63141
                                (314) 878-2210
--------------------------------------------------------------------------------
                NOTICE OF FIRST ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On February 17, 1999
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the First Annual Meeting of Stockholders of Pulaski Financial Corp. ("Company") will be held at the main office of Pulaski Bank, located at 12300 Olive Boulevard, St. Louis, Missouri, on Wednesday, February 17, 1999, at 2:30 p.m., Central Time, for the following purposes:

     1. To elect two directors each to serve for a term of three years;

     2. To ratify the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending September 30, 1999; and

     3. To act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date(s) to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on January 7, 1999 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Michael J. Donius
                              ---------------------
                              MICHAEL J. DONIUS
                              Secretary


St. Louis, Missouri
January 14, 1999

--------------------------------------------------------------------------------
 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROXY STATEMENT
                                      OF
                           PULASKI FINANCIAL CORP.
                           12300 Olive Boulevard St.
                            Louis, Missouri 63141

                     FIRST ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------
                               FEBRUARY 17, 1999
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pulaski Financial Corp. ("Company"), the holding company for Pulaski Bank ("Bank"), to be used at the First Annual Meeting of Stockholders ("Meeting") of the Company. The Meeting will be held at the main office of the Bank, located at 12300 Olive Boulevard, St. Louis, Missouri at 2:30 p.m., Central Time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about January 14, 1999.

--------------------------------------------------------------------------------
                          VOTING AND PROXY PROCEDURE
--------------------------------------------------------------------------------

     Stockholders Entitled to Vote at Meeting. Stockholders of record at the close of business on January 7, 1999 are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of that date, the Company had 3,965,516 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum. Broker non-votes also will be considered shares present and will be included in determining whether a quorum is present.

     Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed and dated but no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a stockholder of record attends the Meeting, he or she may vote by ballot. The Board of Directors recommends a vote:

     .    FOR the election of the nominees for director; and

     .    FOR ratification of the appointment of Deloitte & Touche LLP.

     The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. Stockholders are not permitted to cumulate their votes for the election of directors. With respect to the election of directors, votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. With respect to the other proposal to be voted upon, stockholders may vote for or against the proposal or may abstain from voting, and it will be decided upon by the affirmative vote of a majority of the shares present in person or by proxy at the Meeting. On such matter, abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Participants in the Bank's ESOP or 401(k) Plan. If you are a participant in the Pulaski Bank Employee Stock Ownership Plan ("ESOP") or if you hold shares through the Bank's 401(k) Plan, the proxy card represents a voting instruction to the trustees as to the number of shares in your plan account. Each participant in the ESOP and 401(k) Plan may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

--------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of January 7, 1999, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock as of January 7, 1999.

     The table also sets forth, as of January 7, 1999, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group.

                                                  Number of Shares      Percent of Shares
Name                                            Beneficially Owned(1)      Outstanding
----                                            ---------------------      -----------
Beneficial Owners of More than 5%

Pulaski Bank Employee Stock Ownership Plan            232,760                   8.0%

Directors and Named Executive Officers(2)

Robert A. Ebel                                         60,190                   1.5
E. Douglas Britt                                       29,380                     *
Garland A. Dorn                                        10,692                     *
Dr. Edward J. Howenstein                               51,329                   1.3
William A. Donius                                      42,732(3)                  *
Thomas F. Hack                                         23,881                     *
Michael J. Donius                                      39,032(4)                  *
M. Brad Condon(5)                                         125                     *

All Executive Officers and
Directors as a Group (8 persons)                      257,361                   6.4
--------------

*    Less than 1% of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such security. Includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Also includes shares subject to outstanding stock options exercisable within 60 days of January 7, 1999 (William A. Donius, 3,055 shares; Michael J. Donius, 8,769 shares; Thomas F. Hack, 11,160 shares; M. Brad Condon, no shares;

     Robert A. Ebel, 3,985 shares, E. Douglas Britt, 3,985 shares; Garland A. Dorn, 1,328 shares; and Dr. Edward J. Howenstein, 3,985 shares).
(2) SEC regulations define the term "named executive officers" to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Wm. Donius, M. Donius, Hack and Condon were the Company's only "named executive officers" for the fiscal year ended September 30, 1998.
(3)  Includes 7,050 shares held jointly with Michael J. Donius.
(4)  Includes 4,000 shares held jointly with William A. Donius.
(5)  Mr. Condon is not a director of the Company.

-------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

     The Company's Board of Directors consists of seven members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one third of the directors elected each year. Two directors will be elected at the Meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees for election this year are William A. Donius and Robert A. Ebel, each of whom is a current member of the Board of Directors of the Company and of the Bank.

     It is intended that the proxies solicited by the Company's Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why either nominee might be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF WILLIAM A. DONIUS AND ROBERT A. EBEL.

     The following table sets forth certain information regarding the nominees for election at the Meeting, as well as information regarding those directors continuing in office after the Meeting.

                                      Year First
                                      Elected          Term to
Name                       Age (1)    Director (2)     Expire
----                       -------    ------------     --------

                                     BOARD NOMINEES

William A. Donius(3)         40           1997          2001(4)
Robert A. Ebel               68           1979          2001(4)

                             DIRECTORS CONTINUING IN OFFICE

Michael J. Donius            38           1993          1999
E. Douglas Britt             72           1993          1999
Garland A. Dorn              68           1995          1999
Thomas F. Hack               54           1985          2000
Dr. Edward J. Howenstein     72           1973          2000
-------------

(1)  As of September 30, 1998.
(2)  Includes prior service on the Board of Directors of the Bank.
(3)  Chairman of the Board of Directors.
(4)  Assuming the individual is re-elected.

Biographical Information

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below. There are no family relationships among the directors or executive officers except that William A. and Michael J. Donius are brothers.

     E. Douglas Britt is a retired bank executive and a retired officer in the U.S. Air Force.

     William A. Donius has served as President of the Bank since December 1, 1997. He previously served as Senior Vice President from February 1997 to December 1997, as Vice President from April 1995 to February 1997, and as Director of Marketing from July 1992 to April 1995.

     Michael J. Donius joined the Bank in 1988 and has served as Executive Vice President and Chief Operating Officer since 1993 and as Secretary since 1994. Prior to assuming his current positions, Mr. Donius served the Bank in various capacities, including Vice President in charge of compliance and CRA.

     Garland A. Dorn is President and Chief Executive Officer of Diagnostic Rehabilitation Systems, Inc., St. Louis, Missouri, a medical equipment supplier.

     Robert A. Ebel is Chairman of the Board and Chief Executive Officer of Universal Printing Co., a commercial printer in St. Louis, Missouri.

     Thomas F. Hack joined the Bank in 1967 and has served as the Treasurer since 1974 and as the Chief Financial Officer since 1993.

     Dr. Edward J. Howenstein is a retired dentist.

-------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 1998, the Board of Directors of the Company held one meeting in connection with its initial organization and 12 subsequent meetings, and the Board of Directors of the Bank held 12 meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     The Executive Committee of the Board of Directors, which currently consists of Directors Wm. Donius, Hack and M. Donius, meets as necessary, but at least twice monthly, between meetings of the full Board of Directors. All significant actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee met 30 times during the fiscal year ended September 30, 1998.

     The entire Board of Directors serves as the Audit Committee, and in that capacity is responsible for developing and monitoring the Company's audit program. The Board selects the outside auditor and meets with them to discuss the results of the annual audit and any related matters. The Board also receives and reviews the reports and findings and other information presented to them by the Company's officers regarding financial reporting policies and practices. The Board of Directors met once in its capacity as the Audit Committee during the fiscal year ended September 30, 1998.

     The Salary Committee, currently consisting of Directors Wm. Donius, Ebel and Howenstein, recommends annual salary levels for senior officers and compensation for members of the Board of Directors. The Salary Committee met once during the fiscal year ended September 30, 1998.

     The full Board of Directors acts as the Nominating Committee for nomination of members of the Board of Directors. The Board of Directors met once in its capacity as the Nominating Committee during the fiscal year ended September 30, 1998.

-------------------------------------------------------------------------------
                            DIRECTORS' COMPENSATION
-------------------------------------------------------------------------------

     Directors receive a fee of $1,250 per month plus $300 for each board meeting attended. A fee of $300 per committee meeting is paid to non-officer directors. No separate fees are paid for service on the Company's Board of Directors. Directors also participate in the Company's Stock Option Plan and the Company's Management Recognition and Development Plan.

-------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

Summary Compensation Table

     The following information is presented for Messrs. Wm.Donius, Hack, M. Donius and Condon.

                                                                                        Long-Term Compensation
                                                                                      -------------------------
                                                      Annual Compensation(1)                    Awards
                                              --------------------------------------  -------------------------
                                                                                       Restricted    Securities
Name and                                                              Other Annual        Stock      Underlying     All Other
Position                            Year      Salary(2)   Bonus($)    Compensation       Award($)    Options(#)   Compensation(3)
--------                           -----     ---------  ----------  ----------------  ------------  -----------  -----------------
William A. Donius                   1998      $135,000     $12,000       $   --              --           --           $13,950
Chief Executive                     1997        70,000       6,350           --              --           --                --
Officer, President and              1996        47,900      48,000           --              --           --                --
Chairman of the Board

Thomas F. Hack                      1998       105,500       9,400           --              --           --            18,600
Chief Financial                     1997        97,400       6,136           --              --           --            18,600
Officer and Treasurer,              1996        94,400       6,500           --              --           --            17,700
and Director

Michael J. Donius                   1998       107,000       9,600           --              --           --            18,600
Executive Vice                      1997        70,000       9,100           --              --           --            18,600
President, Chief                    1996        64,800       3,500           --              --           --            17,700
Operating Officer,
and Director

M. Brad Condon(4)                   1998       106,000       5,000           --              --           --                --
Chief Lending Officer
of the Bank
---------------------------------

(1)  The Bank pays all compensation.
(2) Includes remuneration from Pulaski Service Corporation, the Bank's wholly-owned subsidiary.
(3) Includes directors' fees from the Bank and Pulaski Service Corporation. Does not include certain additional benefits, the aggregate amounts of which do not exceed the lesser of $50,000 or 10% of salary and bonus for the named executive officers.
(4)  Mr. Condon joined the Company in May 1998.

Option Exercise/Value Table

     The following information is presented for Messrs. Wm. Donius, Hack, M. Donius and Condon for the fiscal year ended September 30, 1998. The information presented is for the Bank's common stock. In connection with the mutual to stock conversion of the Bank's former mutual holding company on December 2, 1998, the Bank's stock option plan was assumed by the Company and all options for the Bank's common stock were converted into options for the Company's Common Stock.


                                                                                              Value of Unexercised Options
                                                            Number of Securities              In-the-Money Options
                              Shares                        Underlying Unexercised Options    at Fiscal Year End($)(1)
                              Acquired on Value             ------------------------------    ------------------------------
Name                          Exercise (#)    Realized($)   Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------          -------------   ------------   -------------   ---------------   ------------    --------------
William A. Donius                  --         $     --             --            9,200         $    --            $    --

Thomas F. Hack                  5,000          191,875             40            3,360             445             37,380

Michael J. Donius                  --               --          3,960            2,640          44,055             29,370

M. Brad Condon                     --               --             --               --              --                 --
----------

(1) Value of unexercised in-the-money options equals the market value of shares covered by in-the-money options on September 30, 1998 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price. William A. Donius's options were out-of-the-money at September 30, 1998 because the market value of the shares covered by the options was less than the option exercise price.

     Employment Agreements. The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements with Messrs. Wm. Donius, Hack and M. Donius. Under the employment agreements, the initial salary levels for Messrs. Wm. Donius, Hack and M. Donius are $135,000, $105,500 and $107,000, respectively, which amounts will be paid by the Bank and may be increased at the discretion of the Board of Directors. On each anniversary of the commencement date of the employment agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the executive if the executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an executive's employment is terminated without cause or upon the executive's voluntary termination in certain circumstances, the Bank would be required to honor the terms of the agreement through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

     The employment agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of the Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the employment agreements is 2.99 times the executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The employment agreements provide that the value of the maximum benefit may be distributed, at the executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total present value of which does not exceed 2.99 times the executive's base amount. Assuming that a change in control had occurred at September 30, 1998 and that each executive elected to receive a lump sum cash payment, Messrs. Wm. Donius, Hack and M. Donius would be entitled to payments of approximately $306,000, $297,000 and $228,000, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The employment agreements restrict each executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if his employment is terminated without cause, except if termination occurs after a change in control.

     Severance Agreements. The Employers have entered into a two-year severance agreement with M. Brad Condon, Chief Lending Officer of the Bank. On each anniversary of the commencement date of the severance agreement, the term of the agreement may be extended for an additional year at the discretion of the Board of Directors. The severance agreement provides for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits are also provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of the Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board changes as the result of a contested election, or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     Assuming that a change in control had occurred at September 30, 1998, and excluding any other benefits due under the severance agreement, the aggregate value of the severance benefits payable to Mr. Condon would have been approximately $212,000.

     Retirement Plan. The Bank is a participant in the Financial Institutions Retirement Fund, a multi-employer, non-contributory defined benefit retirement plan. The following table indicates the annual retirement benefits that would be payable upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the plan are limited to $130,000 per year for the 1999 calendar year.

         Highest Five
         Year Average
         Compensation                    Years of Service
         -------------     -------------------------------------------
                             15       20       25       30       35
                           -------  -------  -------  -------  -------
           $ 10,000        $ 2,250  $ 3,000  $ 3,750  $ 4,500  $ 5,250
             20,000          4,500    6,000    7,500    9,000   10,500
             30,000          6,750    9,000   11,250   13,500   15,750
             40,000          9,000   12,000   15,000   18,000   21,000
             50,000         11,250   15,000   18,750   22,500   26,250
             60,000         13,500   18,000   22,500   27,000   31,500
             70,000         15,750   21,000   26,250   31,500   36,750
             80,000         18,000   24,000   30,000   36,000   42,000
             90,000         20,250   27,000   33,750   40,500   47,250
            100,000         22,500   30,000   37,500   45,000   52,500
            110,000         24,750   33,000   41,250   49,500   57,750

     The plan is a non-contributory, defined benefit plan which provides for monthly payments to, or on behalf of, each covered employee. All full-time employees are eligible to participate after completion of one year of service to the Bank (at least 1,000 hours of service in 12 consecutive months) and the attainment of age 21. Benefits are based upon years of service and salary excluding bonuses, fees, commissions, etc. Employees terminating employment before they are 100% vested will have benefits reduced accordingly based on the percentage they are vested. As of September 30, 1998, Messrs. Wm. Donius, Hack,
M. Donius and Condon had six years, 31 years, 10 years and six months of credited service, respectively, under the plan.

     The normal retirement age is 65 and the early retirement age is before age 65, but after age 45. Normal retirement benefits are equal to the sum of (i) 1.5% multiplied by the years of service to the Bank and by the employees's average base salary for the five highest consecutive years preceding retirement up to the covered compensation level and (2) 2% multiplied by the years of service to the Bank and by the employees's average base salary above the covered compensation level for the five highest consecutive years preceding retirement. If an employee elects early retirement, but defers the receipt of benefits until age 65, the formula for computation of early retirement benefits is the same as if the employee had retired at the normal retirement age. However, if the employee elects early retirement benefits payable under the Plan the benefits are equal to the benefits payable assuming retirement at age 65 reduced by applying an early retirement factor based on age and vesting service when payments begin. Payment may also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 will be increased by .8% for each month of deferment after age 65 (to a maximum increase of 48%). The Bank makes annual contributions to fund the benefits computed on an actuarial basis.

     Upon retirement, the regular form of plan benefit is an annuity payable in equal monthly installments for the life of the employee. Optional annuity benefit forms may also be elected by the employee. Plan benefits are integrated with social security benefits.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee.   The Compensation Committee
administers all policies that govern executive compensation for the Company and the Bank. The Compensation Committee evaluates the performance of each named executive officer and other senior officers of the Company and the Bank and determines the compensation of all such executives except for the chief executive officer. With respect to the chief executive officer's compensation, the Compensation Committee makes recommendations to the Board of Directors which reviews the recommendations and determines his compensation based on their report. The Company's executive compensation policies are intended to retain and attract key executives who are vital to the success of the Company and the Bank by providing a compensation package that is competitive in the financial industry and motivational to each individual executive.

     Currently, the compensation for executive officers consists principally of a base salary and bonus. The Compensation Committee determines an annual base salary level for all senior officers and named executive officers. With respect to the chief executive officer's base salary, the Compensation Committee makes recommendations to the Board of Directors which reviews the recommendations and determines his base salary based on their report. Annual base salaries are generally effective December 1 of each year. Factors considered in setting base salaries include the executive's performance, the Company's and Bank's overall performance and compensation levels in the financial industry, among other factors.

     A bonus program has also been established for all senior officers, including the named executive officers. A bonus pool is established based upon profitability measurements. The bonus pool is allocated to individual participants in the pool based upon job position and individual performance. The Board of Directors reviews the recommendations of the Compensation Committee concerning the chief executive officer and awards his bonus under the program. The awards for the fiscal year are generally made before October 30 of each year.

     During the fiscal year ended September 30, 1998, the base salary of William
A. Donius, President and Chief Executive Officer of the Company and the Bank, was $135,000. In addition, he received a performance bonus of $12,100. This resulted in total compensation of $147,100. The Board of Directors believes that Mr. Donius' compensation is appropriate based on the Bank's compensation policy, consideration of salaries for similar positions in the financial industry and the Bank's performance during the fiscal year.

     Mr. Wm. Donius does serve on the Compensation Committee, but he did not participate in the Board of Directors' review and adoption of the Compensation Committee's recommendations concerning his compensation.

     Compensation Committee of the Company consisting of:

     William A. Donius, Chairman
     Robert A. Ebel
     Dr. Edward J. Howenstein

     Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Bank's common stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL Midwest Thrift Index. Total return assumes the reinvestment of all dividends. The graph is presented for the Bank's common stock because the Company's Common Stock did not begin trading until after September 30, 1998. The Bank's common stock began trading on May 11, 1994.


                       [PERFORMANCE CHART APPEARS HERE]


                                                              Period Ending
                                     ----------------------------------------------------------------
                                      05-11-94   09-30-94   09-30-95   09-30-96   09-30-97   09-30-98
                                     ---------  ---------  ---------  ---------  ---------  ---------
Pulaski Bank                         $  100.00  $  102.76  $  107.40  $  129.03  $  271.14  $  230.86
The Nasdaq Index (U.S. Companies)       100.00     106.96     147.76     175.29     240.62     245.95
SNL Midwest Thrift Index                100.00     113.46     149.26     176.01     277.65     276.60

--------------------------------------------------------------------------------
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended September 30, 1998, all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with.

-------------------------------------------------------------------------------
                         TRANSACTIONS WITH MANAGEMENT
-------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit by the Bank to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank's policy is not to make any new loans or extensions of credit to the Bank's executive officers and directors at different rates or terms than those offered to the general public. The aggregate amount of loans by the Bank to its executive officers and directors and their associates was approximately $208,000 at September 30, 1998.

-------------------------------------------------------------------------------
                                 OTHER MATTERS
-------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

-------------------------------------------------------------------------------
                                 MISCELLANEOUS
-------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in mailing proxy solicitation materials to beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

     The Company's 1998 Annual Report to Stockholders, including consolidated financial statements, has been mailed to all stockholders of record as of January 7, 1999. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD AS OF JANUARY 7, 1999 UPON WRITTEN REQUEST TO MICHAEL J. DONIUS, CORPORATE SECRETARY, PULASKI FINANCIAL CORP., 12300 OLIVE BOULEVARD, ST. LOUIS, MISSOURI 63141.

-------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
-------------------------------------------------------------------------------

     Proposals of stockholders intended to be presented at the Company's annual meeting next year, tentatively scheduled for January 24, 2000, must be received by the Company no later than September 15, 1999 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 60 nor more than 90 days prior to the date of the meeting; provided that if less than 71 days' notice of the meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. As specified in the Certificate of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice. The notice with respect to business proposals to be brought before the Meeting must state the stockholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Meeting, the reasons for conducting such business at the Meeting and any interest of the stockholder in the proposal.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Michael J. Donius
                              ---------------------
                              Michael J. Donius
                              Secretary


St. Louis, Missouri
January 14, 1999

[X] PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE      PULASKI FINANCIAL CORP.

                      FIRST ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 17, 1999

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Pulaski Financial Corp. ("Company"), consisting of Dr. Edward J. Howenstein, Michael J. Donius and Thomas F. Hack, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the First Annual Meeting of Stockholders, to be held at main office of Pulaski Bank, located at 12300 Olive Boulevard, St. Louis, Missouri, on Wednesday, February 17, 1999, at 2:30 p.m., Central Time, and at any and all adjournments thereof, as follows:
                                                                    FOR ALL
                                                  FOR     WITHHOLD  EXCEPT
                                                  ----    --------  --------

1.   The election as directors of the nominees
     listed below (except as marked to the
     contrary below):                              [  ]      [  ]      [  ]

     William A. Donius and Robert A. Ebel


     INSTRUCTION :  To withhold authority to
     vote for any individual nominee, mark "For
     All Except" and write that nominee's
     name in the space provided below.

     ------------------------------------------


                                                  FOR   AGAINST   ABSTAIN
                                                  ---   -------   -------

2.   The ratification of the appointment of       [ ]     [ ]       [ ]
     Deloitte & Touche LLP. as auditors
     for the year ending September 30, 1999.

3. In their discretion, upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.


THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE BOX BELOW.

                                                        ---------------------
                                                        Date


-----------------------------------------------------------------------------


--------Stockholder sign above ________ co-holder (if any) sign above--------

                           PULASKI FINANCIAL CORP.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the above signed be present and elect to vote in person at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of First Annual Meeting of Stockholders, a Proxy Statement for the First Annual Meeting of Stockholders and the 1998 Annual Report to Stockholders.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.